Immediate Release
Contact
Patrick Nolan
248.754.0884

BORGWARNER DECLARES QUARTERLY DIVIDEND

Auburn Hills, Michigan, April 27, 2023 – On April 26, 2023, the Board of Directors of BorgWarner Inc. (NYSE: BWA) declared a quarterly cash dividend of $0.17 per share of common stock. The dividend is payable on June 15, 2023, to stockholders of record on June 1, 2023.

For more than 130 years, BorgWarner Inc. (NYSE: BWA) has been a transformative global product leader bringing successful mobility innovation to market. Today, we're accelerating the world's transition to eMobility -- to help build a cleaner, healthier, safer future for all.

# # #